                                                                   EXHIBIT 10.11


   CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
                EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                     COREPORT-TM- LICENSE AND SERVICES AGREEMENT
                                                              QUICKSTART PACKAGE

[LOGO]

260 Franklin Street
Suite 1890
Boston, MA  02110
617-204-3300
617-204-3333 (fax)


|X| CLIENT
    INFORMATION:  ABN AMRO INFORMATION TECHNOLOGY SERVICES CO.
                  --------------------------------------------------------------     -----------------------------------------
                  Client Name                                                        Billing Organization

                  200 West Monroe Street. E-Commerce Solutions Dep., Suite 2045
                  --------------------------------------------------------------     -----------------------------------------
                  Installation Address                                               Billing Address

                  Chicago IL 60606
                  --------------------------------------------------------------     -----------------------------------------
                  City, State, Zip                                                   City, State, Zip

                  Kristine Nofzinger (312) 904-1386
                  --------------------------------------------------------------     -----------------------------------------
                  Contact Name and Telephone                                         Attention


|X| PRODUCT LICENSED:  COREPORT 2.1 (COREPORT 2.1 BROWSER CLIENT, COREPORT 2.1
                       SERVER ENGINE, CORETOOLS API, CORELINKS STANDARD INTERFACES, AND AUTONOMY KNOWLEDGE MANAGEMENT, INCLUDING QUERY/INDEX, USER AGENT, IMPORT, AUTO-SUGGEST AND CATEGORIZER)

|X| LICENSE FEE:  [**]

|X| NUMBER OF AUTHORIZED LICENSES (MACHINES):  50 USERS

|X| PROFESSIONAL SERVICES:  FIVE (5) DAYS INSTALLATION/CONFIGURATION SUPPORT,
                            SEE ATTACHMENT A

|X| PROFESSIONAL SERVICES FEE:  [**]

|X| TRAINING:  ONE (1) DAY ON-SITE TRAINING

|X| ANNUAL SUPPORT FEE 18%:  [**]

|X| SPECIAL TERMS:  THE PILOT FEE WILL SERVE AS A CREDIT AGAINST FUTURE
                    LICENSE FEES.

This License and Services Agreement (the "Agreement") constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether oral or written. If this Agreement conflicts with the terms of a Client purchase order or any other writing, the terms of this Agreement shall govern. By signing below, each party accepts and agrees to be bound by the terms of this Agreement. It is understood that each party may consider any fully signed reproduction of this Agreement to be a binding original, if the reproduction is made by reliable commercial means (e.g. photocopy, facsimile, e-mail). The Agreement shall not be binding upon Corechange until reviewed and signed by either its President or Vice President of Finance and Administration.

Corechange, Inc.                    ABN AMRO Information Technology Services Co.

/s/ Angiras Koorapaty               /s/ Louis F. Rosenthal
--------------------------------    --------------------------------------------
VP Finance and Administration       Louis F. Rosenthal
--------------------------------    --------------------------------------------
Date:  5/4/2000                     Date:  5/9/2000
--------------------------------    --------------------------------------------



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

                                     COREPORT-TM- LICENSE AND SERVICES AGREEMENT
                                                              QUICKSTART PACKAGE


                              TERMS AND CONDITIONS

1.0 LICENSE

1.1 GRANT.

Corechange grants Client, a nonexclusive, nontransferable LICENSE to use the software programs known as Coreport (in object code format only), associated documentation, and the software programs and documentation provided as a result of the professional services ("Deliverables") (collectively, the "Licensed Materials") in accordance with the terms and conditions of this Agreement. The Licensed Materials are not being sold, rather all rights, title, and interest in and to the Licensed Materials is retained by Corechange.

1.2 AUTHORIZED ACTIVITIES.

Client may: (a) install the software programs only on the authorized computer systems(s) and locations, as defined by this Agreement, within the United States and Canada; (b) use the Licensed Materials exclusively for Client's own internal business use and benefit (including for the benefit of all majority owned subsidiaries); and (c) make no more than one copy of the Licensed Materials only for archival and back up purposes, provided that Client properly reproduces copyright and other legal notices and restrictive legends of ownership on each copy or partial copy. Client agrees to maintain records of all copies.

1.3 PROHIBITED ACTIVITIES.

Client may not: (a) reverse assemble, reverse compile, disassemble or otherwise attempt to access the source code of the software programs without the prior written approval of Corechange, unless such access is required by applicable law, in which case Corechange may, in its discretion, perform such work at its consulting rate, or allow Client to access the source code but only for the limited, required purpose; or (b) sell, assign, sublicense, rent, lease, lend or otherwise dispose of the Licensed Materials or transfer this license to any other person, system or entity, including, without restriction, other Client locations, service providers or facilities managers, except that Client may assign without consent to a parent or wholly owned subsidiary by providing prior written notice to Corechange.

2.0  SCOPE OF USE AND USE VERIFICATION

The front page of this Agreement specifies the Licensed Materials that are being licensed and also defines the maximum installation and usage permitted under this Agreement. Client may, at any time, increase the defined usage by providing Corechange with prior written notice of the change. Additional license charges as well as adjustments to the fees for Corechange Support may be incurred as a result of this usage change. Corechange may reasonably request, at any time, configuration documentation to verify the actual usage of the Licensed Materials. Corechange may request from Client, but no more than twice annually, and Client agrees to provide Corechange, a signed statement verifying the number of user accounts administered by the Licensed Materials.

3.0 SERVICES

Corechange, its employees. agents and/or contractors shall provide the professional services stated in Attachment A to this Agreement. Corechange agrees to perform the services with care, skill and diligence in accordance with applicable professional standards. Client agrees to fully cooperate with Corechange and provide all assistance reasonably necessary for Corechange to provide the required services. In the event that Corechange experiences delays resulting from Client's failure to provide the necessary assistance including, without limitation, the proper desktop and application operating environments and personnel, Corechange may be required to bill Client an additional per diem charge at its standard consulting rate.

4.0 PROPRIETARY INFORMATION

Both Corechange and Client may make available to the other confidential and proprietary materials and information ("Proprietary Information"). All material and information provided by one party to the other relating to its business, policies, procedures, customs, forms, customers and strategies and identified in writing as "confidential" or "proprietary" shall be considered to be Proprietary Information. The Licensed Materials shall be deemed Proprietary Information whether or not identified in writing as such. Proprietary Information does not include information that: (i) is already, or otherwise becomes, generally known by third parties as a result of no act or omission of the receiving party; (ii) subsequent to disclosure hereunder is lawfully received from a third party having the right to disseminate the information without restriction on disclosure; (iii) is generally furnished to others by the disclosing party without restriction on disclosure; (iv) was already known by the receiving party prior to receiving them from the disclosing party and were not received from a third party in breach of that third party's obligations of confidentiality; or
(v) is independently developed by the receiving party without the use of Proprietary Information of the disclosing party. Each party shall maintain the confidentiality of the other party's Proprietary Information and will not use or disclose such Proprietary Information without the written consent of the other party. Notwithstanding the foregoing, a party may disclose the Proprietary Information of the other to its agents and other third parties on a need-to-know basis, provided that such parties are under a similar obligation to maintain the confidentiality of the Proprietary Information. Further, the parties may disclose the other's Proprietary Information in a judicial or quasi-judicial proceeding when required to do so by law when responding to a subpoena, deposition notice or similar judicial or governmental demand; in such situations, however, the party being requested to disclose the other's Proprietary Information shall endeavor to provide notice to the other party whereby the other party may intervene in the proceeding, if it wishes, and endeavor to prevent such disclosure. Additionally, the parties may disclose the other's Proprietary Information to their various regulatory agencies if required, provided they take reasonable steps to limit further disclosure. Notwithstanding any contrary provision of this Agreement, as long as each party protects the Proprietary Information of the other, neither the exposure to the other party's Proprietary Information, nor its ownership of work products, shall prevent either party from using ideas, concepts, expressions, know-how, skills and experience possessed by either party prior to its association with the other party or developed by either party during its association with the other party, so long as the Proprietary Information of the other party is not used. In case of breach, the disclosing party shall have the right to seek injunctive relief.

5.0  LIMITED WARRANTY

5.1 SCOPE OF WARRANTY. Corechange warrants that it owns the Licensed Materials or has the right to grant this license authorizing the use of the Licensed Materials. Corechange warrants that during the first ninety (90) days following delivery of the Coreport program ("Warranty Period"), the software programs will substantially conform to the documentation provided with the Licensed Materials, will not include any virus, and will be free of intentionally disabling code. Client's exclusive remedy for non-conformance shall be that Corechange will, at no additional charge, correct or replace any material part of the software programs that is or becomes defective, provided that Corechange receives written notice of the defect during the Warranty Period. If Corechange is unable to correct or replace the software, Corechange can terminate the Agreement, and return any license fees paid for the Licensed Materials, with no additional liability by Corechange to Client. After the Warranty Period, such services will only be available through continued enrollment in Corechange Support. Corechange specifically waives responsibility for any third party product or service that may be used in conjunction with the Licensed Materials.

5.2 ACKNOWLEDGMENTS. Unless otherwise set forth in an addendum to this Agreement, Client acknowledges that it shall be solely responsible for (i) providing the proper operating environment for the Licensed Materials; (ii) installing the Licensed Materials; (iii) training end users; (iv) establishing proper back-up procedures; (v) portal layout and look-and-feeling planning; and
(vi) user, role, content (internal and external) definition and gathering.

5.3 EXCEPTIONS. The obligations of Corechange under Section 4.1 shall not apply to the extent Client: (i) modified the Licensed Materials, (ii) did not follow the instructions that Corechange provided, (iii) used the Licensed Materials in an unauthorized manner in combination with other non-Corechange products and the claims resulted from that combination, or (iv) is not currently enrolled in Corechange Support.

5.4 DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES IN SECTION 5, CORECHANGE DISCLAIMS ALL OTHER WARRANTIES AND/OR REPRESENTATIONS, EXPRESS OR IMPLIED, WRITTEN OR VERBAL, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.0  CORECHANGE SUPPORT

6.1 CORECHANGE SUPPORT - OVERVIEW. The services that Corechange provides Client under Corechange Support are an important part of our business relationship. Under Corechange Support, Corechange Corechange will offer technical telephone support services, error corrections, and access to maintenance releases of the Licensed Materials or terms set our in Corechange's Support Schedule. New versions of the Licensed Materials may be made available on a discounted basis through Corechange Support. Corechange may also develop and market new products containing new functionality, which may include portions of previously licensed products. These new products may not be made available through Corechange Support.

6.2 CORECHANGE SUPPORT - ADJUSTMENTS. Corechange may adjust the annual fee (or any portion thereof) during the enrollment period to reflect usage upgrades that may occir during the enrollment period or to reflect increased costs of providing Corechange Support. No refunds or credits will be given for Client's early termination of Corechange Support.

6.3 CORECHANGE SUPPORT - REINSTATEMENT. If at any time after enrollment, Corechange Support is terminated, Client may elect to reinstate in the program by paying the then current annual fee for Corechange Support plus a reinstatement fee based on the difference between the license fee initially paid for the Licensed Materials and the prevailing license fee at the time of reinstatement, and the cost for Support during the period when Support was terminated.

7.0  PAYMENT

Payment of all fees specified in an invoice and not the subject of a good faith dispute is payable upon receipt. Client acknowledges that the Licensed Materials have been delivered to Client pursuant to the terms of this Agreement, and Client expressly accepts delivery of such license, and agrees to be bound by the payment terms of this contract. Invoices for Corechange Support will be issued up to ninety (90) days prior to the renewal date. Under certain licensing options, additional license fees may come due as a result of changes to usage, the operating environment or system configuration. Corechange will issue an invoice upon (i) receipt of Client's written notice specifying this change/upgrade. Client also agrees to pay all amounts equal to any applicable taxes (e.g. sales, use, personal property, etc.) resulting from any transaction under this Agreement, not including any taxes based on Corechange's net income. Invoices remaining unpaid for thirty (30) days following the date payment is due shall accrue interest at the rate of one and one-half percent (1.5%) per month (or such lesser amount if required by law) on any unpaid amount. Client shall pay Corechange the fees indicated on the front page of this Agreement. Client shall reimburse Corechange for reasonable travel and other expenses incurred as a result of this Agreement. In addition to the fees set forth in this Section, Client shall pay or reimburse Corechange for all federal, state, local or other taxes (exclusive of income, business privilege, or similar taxes), including but not limited to, sales, use, lease or similar assessments, based on charges for the Deliverables rendered hereunder but not taxes based on Corechange's net income or employment taxes. Notwithstanding the foregoing, in the event Client cancels or unilaterally reschedules the commencement date for the Services within seven (7) calendar days prior to the agreed upon commencement date, Client shall be liable to pay Corechange, as liquidated damages, a sum equal to twenty-five (25%) of the contracted value of the Services.

8.0  LIMITATION OF LIABILITY

Except to the extent agreed otherwise, Client is responsible for the proper installation and operation of the software programs including, without limitation, confirming the proper configuration of its computer system(s). In the event a problem arises with the Licensed Materials, Client agrees that Corechange is only liable for monetary damages in the amount of the proven direct actual damage. Corechange's aggregate liability to Client for all claims shall not exceed the amount of license fees that Corechange has received from Client for the Licensed Materials hereunder.

EXCEPT FOR CORECHANGE'S INDEMNIFICATION OBLIGATIONS OR A BREACH OF SECTION 1.3 OR 4, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR THIRD PARTY CLAIMS, OR FOR LOSS OF OR DAMAGE TO RECORDS OR DATA, OR ANY CONSEQUENTIAL, PUNITIVE, SPECIAL AND OTHER INDIRECT DAMAGES (INCLUDING LOSS OF PROFIT), REGARDLESS OF THE NATURE OF THE CLAIM EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGE OR LOSS.

9.0  TERMINATION

Either party may terminate in event of a material breach that remains uncured after thirty (30) days from receipt of written notice, or ten (10) days in case of breach of Section 1.3 or 4. Upon termination of any license set forth herein, whether by expiration of term or by cause, Client agrees to immediately delete all copies of the software programs that are installed on its computer systems and return to Corechange all documentation and tangible embodiments of the Licensed Materials, together with a written statement certifying completion of these obligations. The provisions of Sections 1.2, 4, 5.4, and 8-11, shall survive any termination, as shall any other section to the extant it survives by its own terms.

10.0  INDEMNIFICATION

If a claim or action is brought against Client or its successors by a third party arising from (1) injury to persons or property as a result of Corechange's negligence, or (2) a claim that the Licensed Materials or Client's use or possession of the Licensed Materials infringes a patent, copyright, trade secret, or other intellectual property right, Corechange shall defend such claim or action at its expense and shall pay all costs, attorney's fees, damages, settlements and other amounts awarded or agreed to in connection with any such claim or action, provided that Client provides (x) prompt written notice of the claim, (y) all reasonable assistance, and (z) control of the claim to Corechange. Corechange shall have no obligation to indemnify if the claim arises from (i) the use of the Licensed Materials with other products not provided by Corechange; or (ii) any unauthorized uses of or modifications to the Licensed Materials. If Client is enjoined, precluded, or advised by Corechange to refrain from using the Licensed Materials because of any such infringement or any infringement claim or allegation, Corechange shall, and at Corechange's expense and option: (a) procure for Client the right to continue using the Licensed Materials; (b) replace or modify the Licensed Materials so that they becomes non-infringing without materially and adversely affecting the performance of the Licensed Materials or significantly lessening the utility of the Licensed Materials to Client; or (c) if either of the above two options are not available on commercially reasonable terms, accept return of the Licensed Materials at Corechange's expense and refund that portion of the license fees based on a three (3) year straight-line amortization. This provision states the sole and exclusive liability of Corechange for infringement or breach of third party rights.

11.0 MISCELLANEOUS

If any one or more of the provisions contained in this Agreement shall be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect the other provisions of this Agreement. If either party should waive a breach of any provisions of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provisions herein. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions. The parties irrevocably consent to the exclusive jurisdiction and venue of the state and federal courts in Illinois. Corechange shall not be entitled to use Client's name or the name of any subsidiary, parent or affiliated entity of Client's or any trade name, trademark or service mark belonging to the entities described above in printed brochures, press releases, or in any form of advertising for any product, service or technology without the prior written consent of a Senior Vice President of Client's. A copy of any notice of breach of the terms of the Agreement shall be forwarded to: ABN AMRO North America, Inc., Attention:
Legal Department, 135 South LaSalle Street, Chicago, IL 60674.

12.0 INSURANCE

For one year after the date of execution, Corechange agrees to maintain comprehensive general liability and property damage insurance coverage for bodily injuries to persons and damage to physical property with limits of at least $1,000,000 for bodily injury to persons and $1,000,000 for damage to physical property.

                                  ATTACHMENT A

This Attachment A is incorporated in its entirety as part of this Coreport License and Services Agreement QuickStart Package between Corechange and Client.

Scheduled Services / Project Plan:

    - Project Review - Establish scope, content, deliverables and expectations. Asses requirements, resources and rollout plan. Review of project plan and timeframes.

    -    Software Installation - Basic configuration.

    -    (50) User information load/import.

    -    Coreport organizational structuring, role layout and assistance.

    -    Custom portal functions, creation and configuration.

    -    Test and quality assurance.

    -    Other related services, time permitting, based on client preferences.

    - Autonomy configuration (for Autonomy Knowledge Management as listed on page 1)

    -    Presentation and demonstration of the portal soltuion.




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